Exhibit 5

July 25, 2011

The Board of Directors

United Technologies Corporation

One Financial Plaza

Hartford, CT 06101

Ladies and Gentlemen:

This opinion is furnished in connection with the anticipated filing with the Securities and Exchange Commission on or about July 25, 2011, of a Registration Statement on Form S-8 (the “Registration Statement”) by United Technologies Corporation (the “Corporation”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 48,000,000 shares of Common Stock, par value $1 per share (the “Shares”) to be issued under the Corporation’s 2005 Long-Term Incentive Plan (the “Plan”) as amended and restated effective April 13, 2011.

I have acted as counsel to the Corporation in connection with certain matters relating to the Plan, including the registration of the Shares. I am familiar with the corporate proceedings relating thereto and have examined such documents and considered such matters of law as I have deemed necessary in giving this opinion, including:

(i)	the Corporation’s Restated Certificate of Incorporation;

(ii)	the Corporation’s By-laws, as amended and restated effective December 10, 2008;

(iii)	certain resolutions adopted by the Board of Directors of the Corporation;

(iv)	a copy of the Plan, as amended; and

(v)	the Registration Statement.

In examining the foregoing documents, I have assumed all signatures to be genuine, that all documents purporting to be originals are authentic, that all copies of documents conform to the originals and that the representations and statements included therein are accurate.

I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources I believe to be responsible.

Based on the foregoing, it is my opinion that the Shares have been duly authorized, and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable. I do not express any opinion herein on any laws other than the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware).

I hereby consent to the filing of this opinion as Exhibit 5 to the aforementioned Registration Statement and to the reference to my name under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Richard M. Kaplan
Richard M. Kaplan
Associate General Counsel